Exhibit 10.21

AMENDMENT NO. 8

INTERNATIONAL PAPER COMPANY
UNFUNDED SUPPLEMENTAL RETIREMENT PLAN
FOR SENIOR MANAGERS

WHEREAS, effective as of January 1, 2008, the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (the “Plan”) was amended and restated in its entirety;

WHEREAS, pursuant to Section 9 of the Plan, International Paper Company (the “Company”) reserves the right to amend, modify, or terminate the Plan at any time;

WHEREAS, by Instrument of Written Consent dated February 27, 2014, the Management Development and Compensation Committee (the “Committee”), acting on behalf of the Company, approved the freezing of participation (including credited service and compensation) in the Plan effective as of January 1, 2019;
WHEREAS, the Company desires to amend the Plan to reflect the Plan freeze as approved by the Committee, and the Committee has authorized the undersigned Plan Administrator to do so on its behalf;
NOW, THEREFORE, the Plan is amended, effective as of January 1, 2019, as follows:

1.	By inserting the following new paragraph at the end of the Preamble to the Plan:

The Plan was amended effective January 1, 2019 to reflect the freeze of participation and benefits under the Plan as of such date.

2.	By inserting the following new language at the end of Section 4 of the Plan:

For the avoidance of doubt, all Eligible Employees under the Plan shall continue to accrue Vesting Service under the plan for periods of employment with the Company after December 31, 2018.

3.	By inserting the following new paragraph at the end of Section 5(A)(i) of the Plan:

The Participant’s annual Unrestricted Benefit under the Pension Restoration Plan shall be calculated by taking into account the provisions of that plan freezing benefit accruals under that plan effective as of January 1, 2019.

Exhibit 10.21

4.	By amending Section 5(A)(ii)(c)(2) in its entirety to read as follows:

The ratio of years of the Eligible Employee’s Credited Service as of January 1, 2019 to his or her Credited Service projected to age 65.

5.	By amending Section 5(A)(iv)(b) in its entirety to read as follows:

The terms “Credited Service” and “Primary Social Security Benefit” shall have the same meaning as defined in the Retirement Plan (taking into account the Retirement Plan provisions freezing Credited Service and the Primary Social Security Benefit as of January 1, 2019) except the term “Credited Service,” with respect to an Eligible Employee, shall also include (i) service by such Eligible Employee with an acquired company or with an Affiliated Company, where employment with such entity is not considered Credited Service under the Retirement Plan, in either case solely to the extent specified by the Plan Administrator (and, for the avoidance of doubt, solely to the extent such Credited Service is for service performed prior to January 1, 2019), and (ii) any period prior to such Eligible Employee’s attainment of age 65 during which he or she is entitled to benefits under the Company’s long-term disability plan applicable to him or her if such Eligible Employee is entitled to receive such benefits as of immediately prior to January 1, 2019.

6.	By amending the first sentence of Section 5(A)(iv)(c) in its entirety to read as follows:

Except as set forth below, the term “Compensation,” with respect to any Eligible Employee and any determination date, shall equal the sum of:

(1)	such Eligible Employee’s highest annual base salary during the three consecutive calendar years prior to the earlier of (I) such date of determination, or (II) January 1, 2019; plus

(2)
the Eligible Employee’s target award (whether or not deferred) under the Company’s Management Incentive Plan for the earlier of (I) the year in which the Eligible Employee terminates or retires, or (II) 2018.

7.	By amending the last paragraph of Section 5(A)(iv)(c) in its entirety to read as follows:

Further, in the case of any Eligible Employee who as of December 31, 2018, is Disabled under the Retirement Plan, Section 5(A)(iv)(c)(1) and Section 5(A)(iv)(c)(2) shall be replaced as follows:

Exhibit 10.21

(1)
such Eligible Employee’s annual base salary in effect as of the last day of active employment prior to becoming entitled to benefits under the Company’s long-term disability plan applicable to him or her, or if earlier, as of December 31, 2018; and

(2)	the Eligible Employee’s target award (whether or not deferred) under the Company’s Management Incentive Plan for the year in which the Eligible Employee became disabled, or if earlier, for 2018.

8.	By inserting the following new paragraphs at the end of Section 5(B):

The Participant’s annual Unrestricted Benefit under the Pension Restoration Plan shall be calculated by taking into account the provisions of that plan freezing benefit accruals under that plan effective as of January 1, 2019.

For the avoidance of doubt, no Credited Service may be granted by the Plan Administrator for periods after December 31, 2018 for purposes of calculating the Supplemental Benefit hereunder, unless consistent with the provisions of the Retirement Plan freezing benefit service under that Plan effective as of January 1, 2019.

9.	By amending the first sentence of Section 5(C) in its entirety to read as follows:

The Supplemental Benefit is the Participant’s annual Unrestricted Benefit determined under the terms of the Pension Restoration Plan (taking into account the provisions of that plan freezing benefit accruals under that plan effective as of January 1, 2019) that would be paid to the Eligible Employee, on a single life annuity basis, assuming he or she is eligible for a pension under the 1.67% salaried benefit formula of the Retirement Plan, such amount reduced by the Eligible Employee’s Retirement Savings Account balances in the Salaried Savings Plan and the Deferred Compensation Savings Plan as of his or her termination of employment with the Company.

10.	By adding the following sentence to the end of the second paragraph of Section 5(C):

For the avoidance of doubt, no Credited Service may be granted by the Plan Administrator for periods after December 31, 2018 for purposes of calculating the Supplemental Benefit hereunder, unless consistent with the provisions of the Retirement Plan freezing benefit service under that Plan effective as of January 1, 2019.

Exhibit 10.21

11.	By adding the following to the end of the third paragraph of Section 5(C):

In applying the terms of this paragraph, no compensation received by a Participant after December 31, 2018 shall be considered in calculating any benefit under this Plan, unless it would otherwise be taken into account under the terms of the Retirement Plan of International Paper Company implementing a freeze on compensation under that plan as of January 1, 2019.

12.	In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment to the Plan is executed this 20th     day of December    , 2018.

INTERNATIONAL PAPER COMPANY

By: /s/ Thomas J. Plath

Name: Thomas J. Plath

Title: Senior Vice President, Human Resources and Global Citizenship, and Plan Administrator of the International Paper Company Unfunded Supplemental Retirement Plan For Senior Managers

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